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                                                                  Exhibit 1
                                                                  ---------



                                    AGREEMENT
                                    ---------


               In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (and any amendments filed by them) with respect to the shares of the Common Stock, $.16-2/3 par value, of Ground Round Restaurants, Inc.

     Dated:    August 26, 1994



                              GREAT SOUTH BEACH IMPROVEMENT CO.



                              By:  /s/ David H. Clarke
                                 --------------------------------
                                   David H. Clarke
                                   Vice President



                              GSB HOLDINGS, INC.



                              By: /s/ David H. Clarke
                                 --------------------------------
                                   David H. Clarke
                                   Vice President



                               /s/ David H. Clarke
                              -----------------------------------
                              DAVID H. CLARKE





















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